AMENDMENT NO. 1

TO

DEBT CONVERSION AND SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

This Amendment No. 1 to Debt Conversion and Series A Preferred Stock Purchase Agreement (this “Amendment”) is made and entered into as of May 19, 2017, by and between Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), and Laurence Wainer, an individual (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Stock Purchase Agreement (as defined below).

Recitals

WHEREAS, Company and Purchaser are parties to that certain Debt Conversion and Series A Preferred Stock Purchase Agreement dated March 7, 2017 (the “Stock Purchase Agreement”), relating to Purchaser’s acquisition of shares of Company’s Series A Preferred Stock in exchange for forgiveness of $25,537 in accrued salary Company owes Purchaser as set forth in the Stock Purchase Agreement;

WHEREAS, Purchaser has requested that Company agree to amend the Stock Purchase Agreement in order to accept Purchaser agreeing to the full satisfaction of $45,000 in debt owed to Purchaser in exchange for the Shares of Series A Preferred Stock instead of the forgiveness of $25,537 in accrued salary as is currently set forth in the Stock Purchase Agreement;

WHEREAS, Company believes it is in its best interest to remove $45,000 in debt owed to Purchaser from its financial statements rather than $25,537 in accrued salary owed to Purchaser;

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Stock Purchase Agreement hereby agree as follows:

1. The parties agree to modify the terms of the Stock Purchase Agreement as necessary to signify the parties’ agreement that the Purchase Price for the Shares of Series A Preferred Stock is Purchaser agreeing to forgive $45,000 in debt owed by Company to Purchaser instead of the forgiveness of $25,537 in accrued salary.

2. This Amendment is being made pursuant to Section 6(f) of the Stock Purchase Agreement.

3. Scope. This Amendment relates only to the specific matters expressly covered herein. In all other respects, the Stock Purchase Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. No party shall raise the use of facsimile, e-mail or other means of electronic transmission or similar format to deliver a signature page as a defense to the formation of a contract and each such party forever waives any such defense.

5. Applicable Law; Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Amendment each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the appropriate federal or state court having jurisdiction over Los Angeles County, California.

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Amendment No. 1 to the Stock Purchase Agreement as of the date first above written.

BLOW & DRIVE INTERLOCK CORPORATION		LAURENCE WAINER

By:	/s/ Laurence Wainer	By:	/s/ Laurence Wainer
Name:	Laurence Wainer	Name:	Laurence Wainer
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Stock Purchase Agreement